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                   SERIES B PREFERRED STOCK PURCHASE AGREEMENT

                  This Series B Preferred Stock Purchase Agreement (the "AGREEMENT") is made as of January 1, 1999, by and between NetZero, Inc., a California corporation (the "COMPANY"), and David C. Bohnett Living Trust Dtd 11/22/96 ("PURCHASER").

                  WHEREAS, Purchaser wishes to purchase shares of Series B Preferred Stock of the Company upon the terms and subject to the conditions of this Agreement.

                  NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

I.       PURCHASE OF SHARES

                  1.1 PRICE. Purchaser hereby agrees to purchase 67,507 shares of Series B Preferred Stock of the Company (the "Shares") at a price of $0.2222 per Share. The aggregate purchase price for the Shares shall be $15,000.01.

                  1.2 FORM OF PAYMENT. Purchaser shall pay the purchase price for the Shares by delivering good funds in United States dollars to the Company. Such delivery of funds shall be made against delivery by the Company of a certificate for the Shares.

                  1.3 RIGHT, PREFERENCES AND PRIVILEGES. The Series B Preferred Stock of the Company shall have the rights, preferences and privileges set forth in the Company's Amended and Restated Articles of Incorporation filed with the Secretary of the State of California on September 3, 1998.

II.      SECURITIES LAW COMPLIANCE

                  2.1 EXEMPTION FROM REGISTRATION. Purchaser acknowledges that the Shares are not being registered under the Securities Act of 1933, as amended (the "1933 ACT"), based, in part, on reliance that the issuance of the Shares is exempt from registration under Section 4(2) of the 1933 Act as not involving any public offering. Purchaser further acknowledges that the Company's reliance on such exemption is predicated, in part, on the representations set forth below made by Purchaser to the Company:

                       (a) Purchaser is acquiring the Shares solely for his own account, for investment purposes only, and not with an intent to sell, or for resale in connection with any distribution of all or any portion of the Shares within the meaning of the 1933 Act;

                       (b) Purchaser is an "Accredited Investor" as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act of 1933;

                       (c) In evaluating the merits and risks of an investment in the Shares, Purchaser has relied upon the advice of Purchaser's legal counsel, tax advisors, and/or other investment advisors;

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                       (d) Purchaser is experienced in evaluating and
investing in companies such as the Company. In addition, Purchaser has a preexisting business relationship with the Company. Purchaser has been given access to all books, records and other information of the Company which Purchaser has desired to review and analyze in connection with Purchaser's purchase of the Shares hereunder;

                       (e) Purchaser is aware that an investment in securities of a closely held corporation such as the Company is non-marketable, non-transferable and will require Purchaser's capital to be invested for an indefinite period of time, possibly without return. Purchaser has no need for liquidity in this investment, has the ability to bear the economic risk of this investment, and can afford a complete loss of the entire purchase price paid for the Shares;

                       (f) Purchaser understands that the Shares being purchased hereunder are characterized as "restricted securities" under the federal securities laws since the Shares are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances. Purchaser understands that the Company has no obligation to file a registration statement under the 1933 Act for the Shares or to otherwise assist Purchaser in complying with any exemption from registration. Purchaser represents that Purchaser is familiar with Rule 144 promulgated under the 1933 Act, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act; and

                       (g) At no time was an oral representation made to Purchaser relating to the purchase of the Shares or was Purchaser presented with or solicited by any leaflet, public or promotional material, newspaper or magazine article, radio or television advertisement or any other form of general advertising relating to the purchase hereunder.

                  2.2 DISPOSITION OF SHARES. Purchaser hereby agrees that Purchaser shall make no disposition of the Shares unless and until:

                       (a) Purchaser shall have notified the Company of the proposed disposition and provided a written summary in reasonable detail of the terms and conditions of the proposed disposition;

                       (b) Purchaser shall have complied with all requirements of this Agreement applicable to the disposition of the Shares;

                       (c) Purchaser shall have provided the Company with reasonable written assurances, in form and substance satisfactory to the Company, that (i) the proposed disposition does not require registration or qualification of the Shares under the 1933 Act or any state securities laws or (ii) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or any state securities laws or of any exemption from registration available under the 1933 Act (including Rule 144) or any state securities laws has been taken; and

                       (d) Purchaser shall have provided the Company with reasonable written assurances, in form and substance satisfactory to the Company, that the proposed

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disposition will not result in the contravention of any transfer restrictions applicable to the Shares.

                  The Company shall NOT be required (i) to transfer on its books any Shares which have been sold or transferred in violation of the provisions of this Article II NOR (ii) to treat as the owner of the Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement.

                  2.3 RESTRICTIVE LEGENDS. In order to reflect the restrictions on disposition of the Shares, the stock certificates for the Shares will be endorsed with restrictive legends, including the following legends:

                       (i) "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE ISSUER RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT."

                       (ii) "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN INVESTOR'S RIGHTS AGREEMENT AMONG THE ISSUER, THE HOLDER OF THE SECURITIES EVIDENCED HEREBY (OR SUCH HOLDER'S PREDECESSOR IN INTEREST) AND CERTAIN OTHER SHAREHOLDERS WHICH MAY RESTRICT THE DISPOSITION OF SUCH SHARES FOLLOWING A PUBLIC OFFERING OF THE COMPANY'S SECURITIES."

                       (iii) Any legends required by state securities laws.

III.     GENERAL PROVISIONS.

                  3.1 NO EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Agreement shall confer upon Purchaser any right to continue in the service of the Company (or any parent or subsidiary corporation of the Company employing or retaining Purchaser) for any period of specific duration or interfere with or restrict in any way the rights of the Company (or any parent or subsidiary corporation of the Company employing or retaining Purchaser) or Purchaser, which rights are hereby expressly reserved by each, to terminate the Employee status of Purchaser at any time for any reason whatsoever, with or without cause.

                  3.2 NOTICES. Any notice required hereunder shall be given in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten days advance written notice under this
Section 3.2 to all other parties to this Agreement.

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                  3.3 NO WAIVER. No waiver of any breach or condition of this
Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

                  3.4 PURCHASER UNDERTAKING. Purchaser hereby agrees to take whatever additional action and execute whatever additional documents the Company may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Purchaser or the Shares pursuant to the express provisions of this Agreement.

                  3.6 AGREEMENT IS ENTIRE CONTRACT. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof.

                  3.7 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such state without resort to that state's conflict-of-laws rules.

                  3.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  3.9 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Purchaser and Purchaser's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

                  3.10 RIGHT TO SPECIFIC PERFORMANCE. Purchaser agrees that the Company shall be entitled to a decree of specific performance of the terms hereof or an injunction restraining violation of this Agreement, said right to be in addition to any other remedies available to the Company.

                  3.11 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

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         IN WITNESS WHEREOF, the parties have executed this Series B
Preferred Stock Purchase Agreement as of the date first written above.


                                       COMPANY:


                                       NETZERO, INC.
                                       a California corporation

                                       /s/ RONALD T. BURR
                                       ----------------------------
                                       By:  Ronald T. Burr
                                       Its Chief Executive Officer

                                       PURCHASER:

                                       /s/ DAVID C. BOHNETT
                                       ----------------------------
                                       By: David C. Bohnett, as Trustee of
                                       David C. Bohnett Living Trust Dtd
                                       11/22/96